UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023 bluebird bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35966	13-3680878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Grand Union Boulevard, Somerville, MA	02145
(Address of Principal Executive Offices)	(Zip Code)

(339) 499-9300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLUE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 8, 2023, bluebird bio, Inc. (the “Company”) held a conference call and audio webcast at 4:15 p.m. Eastern Time (“Investor Call”), during which it discussed the approval of LYFGENIA (lovotibeglogene autotemcel), also known as lovo-cel, and its plans for commercial launch. During the Investor Call, the Company provided an investor presentation, dated December 8, 2023, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

The information in Item 7.01 of this Current Report is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

LYFGENIA (lovo-cel) Approval

On December 8, 2023, the Company announced that the U.S. Food and Drug Administration (the “FDA”) approved LYFGENIA (lovotibeglogene autotemcel), also known as lovo-cel, an autologous hematopoietic stem cell-based gene therapy indicated for the treatment of patients 12 years of age or older with sickle cell disease (“SCD”) and a history of vaso-occlusive events (“VOEs”). The LYFGENIA product label includes a boxed warning for the risk of hematologic malignancy.

LYFGENIA is expected to be available through the Company’s network of qualified treatment centers (“QTCs”) beginning in the first quarter of 2024. The Company estimates that there are more than 20,000 individuals in the United States with SCD that may be addressed by gene therapy. At the time of approval, 27 QTCs are ready to receive patient referrals and the Company anticipates a QTC network of 40 or more QTCs to be fully activated for LYFGENIA patients by the end of the first quarter of 2024. The Company estimates that approximately 60% of SCD patients live within 50 miles of a planned QTC and 95% of SCD patients live within 200 miles of a planned QTC.

Following cell collection, a LYFGENIA patient’s cells are shipped to a manufacturing facility where they are transduced with the appropriate lentiviral vector, formulated and frozen. Samples of the transduced cells are tested to ensure they meet stringent release specification criteria, after which LYFGENIA is shipped back to the QTC where the patient receives treatment via intravenous infusion. The process is designed to take between 70-105 days from apheresis (cell collection) to the time that manufactured drug product is ready to be shipped back to the QTC for patient infusion.

The Company has set a wholesale acquisition cost of LYFGENIA in the United States at $3.1 million. To support timely and equitable access, the Company has designed outcomes-based contract options unique to LYFGENIA that are designed to offer payers meaningful risk sharing tied to VOE-related hospitalizations—a claims-based metric that is directly correlated with clinical benefit and aligned with study endpoints in the LYFGENIA clinical development program—with patients followed for three years. As of December 8, 2023, the Company was in advanced discussions regarding reimbursement for LYFGENIA with the nation’s largest commercial payers and more than 15 Medicaid agencies representing 80% of individuals with SCD in the United States.

Clinical Data Updates

In addition, the Company announced the following updates to its clinical data that were presented at the American Society of Hematology Annual Meeting & Exposition:

LYFGENIA (lovo-cel)

The Company presented the following efficacy, safety and health-related quality of life data (“HRQoL”) from the Phase 1/2 HGB-206 Group C and Phase 3 HGB-210 studies through five years of follow-up (median 35.5 months, range 0.3-61 months). As of the cut-off date of February 13, 2023, 34 of the 47 patients treated in HGB-206

Group C and HGB-210 were evaluable for the primary and secondary endpoints of complete resolution of VOEs and severe VOEs (“sVOEs”) with a median (min, max) follow-up 36.3 months (12.1, 61).

•	32/34 patients (94%) experienced complete resolution of sVOEs, maintained for a median of 35.8 months (20.2, 61).

•	30/34 patients (88.2%) experienced complete resolution of all VOEs, maintained for a median of 35.8 months (20.2, 61).

•	Patients who experienced VOEs at any time post-treatment through long-term follow-up (n=8) experienced significant reduction in VOE frequency and severity compared to before treatment.

•	All 8 patients experienced a reduction in VOEs of at least 50%.

•

Hospital days and admissions were reduced by as much as 100% (annualized median hospital days reduced from 15.75 (3.5, 136) pre-treatment to 2.20 (0.0, 25.4)); (annualized median reduction in hospital days was 85.5% (31.7%, 100%)).

•	Results of a sub-analysis of data from adolescent patients, presented for the first time, showed complete resolution of VOEs and sVOEs in 10/10 (100%) patients during the 6-18 month assessment period.

With the exception of patients with alpha-thalassemia trait, all patients had improvement in total hemoglobin and markers of hemolysis; improvements were sustained through last follow-up. As of the February 13, 2023 cut-off date:

•	Following engraftment, non-transfused total Hb and %Hb fractions stabilized by approximately six months after lovo-cel infusion.

•	Median percent of gene-therapy derived anti-sickling adult hemoglobin (HbAT87Q) was maintained generally at >40% of non-transfused total Hb throughout follow-up.

•

From six months post-infusion through the last visit, several indicators of the health of red blood cells suggest that treatment with lovo-cel improved biological markers for SCD to normal or near-normal levels. Lactate dehydrogenase and indirect bilirubin levels normalized and reticulocyte counts approached normal levels.

HRQoL findings in patients treated in HGB-206 Group C were generated using the Patient Reported Outcomes Measurement Information System 57, a validated instrument in SCD. Improvements in key domains including pain interference, pain intensity, and fatigue were demonstrated, showing statistically significant improvements as early as month six which were sustained up to 36 months for pain intensity and 48 months for pain interference and fatigue.

The majority of adverse events (“AEs”) in patients treated in HGB-206 Group C and HGB-210 were attributed to underlying SCD or conditioning with busulfan. Nonserious AEs related to lovo-cel included infusion reactions (abdominal discomfort, decreased diastolic blood pressure, and nasal congestion), each in one patient (2.1% each). Serious AEs (“SAEs”) related to lovo-cel were reported in two patients with comorbid alpha-thalassemia trait and they included two SAEs each of anemia (4.3%) and one SAE of myelodysplastic syndrome (2.1%), the diagnosis of which remains under evaluation. One patient died due to sudden cardiac death which was deemed unrelated to lovo-cel.

As previously reported, cases of acute myeloid leukemia were observed in two patients from the HGB-206 Group A cohort who were treated with an earlier version of the therapy prior to enhancements to the treatment and manufacturing processes. Both patients died due to aforementioned leukemia.

No graft failure, replication-competent lentivirus or vector-mediated insertional oncogenesis was observed across the entire clinical development program.

ZYNTEGLO (beti-cel)

In addition, the Company presented updated data from its gene therapy program in transfusion-dependent beta-thalassemia. As of the cut-off date of January 30, 2023, among patients in the Phase 3 studies, 90.2% (37/41) achieved transfusion independence (“TI”). As of the cut-off date, TI was maintained through last follow-up (up to six years) across ages and genotypes. Among patients in the Phase 1/2 studies, 68.2% (15/22) achieved TI, with 14 patients sustaining TI through the last follow-up (up to nine years). One patient, with human immunodeficiency virus complicated by gastrointestinal infection and bleeding, no longer met protocol-defined TI as a result of a hemoglobin level <9 g/dL at year six. The patient continued to benefit from beti-cel therapy and was not receiving chronic red blood cells transfusions as of the last follow-up.

Among 12 adult patients and 22 pediatric patients in the Phase 1/2 and Phase 3 studies, HRQoL was assessed at baseline and every six months. Clinically meaningful improvements in quality of life assessments, including various quality of life assessments for mental, physical and psychosocial health, were demonstrated in both adult and pediatric patients up to 36 months.

As of the cut-off date, the safety results following beti-cel treatment largely reflected the known side effects of hematopoietic stem cell collection and the busulfan conditioning regimen. Overall, 19% of patients experienced ≥1 beti-cel-related AE. The most common beti-cel-related AEs (occurring in ≥3 patients) were abdominal pain (7.9% of patients) and thrombocytopenia (4.8% of patients). Five patients experienced serious veno-occlusive liver disease; all five received defibrotide and recovered. No malignancies, insertional oncogenesis, or vector-derived replication-competent lentivirus were reported.

Additionally, among patients with transfusion-dependent beta-thalassemia who completed either a Phase 1/2 or Phase 3 beti-cel parent study and subsequently enrolled in the long-term follow-up study and were followed for up to nine years, across all studies, 37/51 patients restarted chelation, and 12 received phlebotomy post-infusion; however, 69% (35/51) were able to stop chelation therapy, demonstrating restoration of iron levels over time and reduced iron management burden.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements, including the Company’s statements regarding the addressable market of LYFGENIA and the commercialization and manufacturing of LYFGENIA, including without limitation, the Company’s expectations on the timing of the manufacturing process, the Company’s ability to successfully partner with payers, including by executing binding agreements with payers, its expectations on timing for activating QTCs, its expectations on the timing and size of its QTC network and the timing of LYFGENIA’s availability at its QTCs. Such forward-looking statements are based on historical performance and current expectations and projections about the Company’s future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond the Company’s control and could cause the Company’s future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. No forward-looking statement can be guaranteed. Forward-looking statements in this Current Report should be evaluated together with the many risks and uncertainties that affect the Company’s business, particularly those identified in the risk factors discussion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. These risks include, but are not limited to: delays and challenges in bluebird’s commercialization and manufacturing of its products; the internal and external costs required for bluebird’s ongoing and planned activities, and the resulting impact on expense and use of cash, has been, and may in the future be, higher than expected which has caused bluebird, and may in the future cause bluebird to use cash more quickly than it expects or change or curtail some of its plans or both; substantial doubt exists regarding bluebird’s ability to continue as a going concern; bluebird’s expectations as to expenses, cash usage and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than its assumptions; the risk that the efficacy and safety results from bluebird’s prior and ongoing clinical trials will not continue or be seen in the commercial context; the risk that bluebird is not able to activate QTCs on the timeframe that it expects; the risk that the QTCs experience delays in their ability to enroll or treat patients; the risk that bluebird experiences delays in establishing operational readiness across its supply chain following approval to support treatment in the commercial context; the risk that there is not sufficient patient demand or payer reimbursement to support continued commercialization of LYFGENIA; the risk of insertional oncogenic or other safety events associated with lentiviral vector, drug product, or myeloablation, including the risk of hematologic malignancy; and the risk that LYFGENIA will not be successfully commercialized. The forward-looking statements included in this Current Report are made only as of the date hereof and except as otherwise required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibit 99.1 relates to Item 7.01 and shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	bluebird bio, Inc. Investor Presentation, dated December 8, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2023	bluebird bio, Inc.

	By:	/s/ Joseph Vittiglio
	Name:	Joseph Vittiglio
	Title:	Chief Legal & Business Officer and Secretary